Exhibit 99.1

United Western Bancorp, Inc. and Two of Its Subsidiaries Commence Voluntary Chapter 11 Business Reorganization

Lawsuit against Office of the Comptroller of the Currency Seeking To Rescind Seizure of United Western Bank to Continue

Certain Immaterial Subsidiaries Are Not Included in Bankruptcy Filing and Are Not Subject to Court Supervision

DENVER--(BUSINESS WIRE)--March 5, 2012--United Western Bancorp, Inc. (the “Company”) and two of its subsidiaries (the “Filing Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) case number 12-13815 (for the Company’s Bankruptcy Filing). The Company’s remaining subsidiaries, all of which are inactive and immaterial subsidiaries of the Company (collectively, the “Non-Filing Entities”) were not part of the Bankruptcy Filing.

The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Non-Filing Entities will continue to operate in the ordinary course of business, but no Non-Filing Entity has any material business operations, assets or liabilities. The Bankruptcy Filing is intended to allow the Company time to facilitate a reorganization and to pursue the case titled United Western Bank v. Office of the Comptroller of the Currency, et al. 1:11-cv-408 (ABJ) (the “OCC Litigation”) in the United States District Court for the District of Columbia (the “Court”). The OCC Litigation was originally filed on February 18, 2011 against the Office of Thrift Supervision (“OTS”) and the Federal Depository Insurance Corporation (“FDIC”). The OTS was merged into the Office of the Comptroller of the Currency (the “OCC”) in late 2011 and the OCC became a substituted defendant in the case. The FDIC was dismissed from the OCC Litigation on June 24, 2011. In addition, the Court has also dismissed the Company and certain individual plaintiffs from the OCC Litigation.

In the OCC Litigation, the Company’s subsidiary, United Western Bank (the “Bank”) seeks to secure the return of control of the Bank’s assets, liabilities and operations. The Bank alleges in the OCC Litigation that, on January 21, 2011, the OTS acted in an arbitrary and capricious manner without due regard to law and regulation when it appointed the FDIC as receiver for the Bank and that, as a consequence, the OCC should be ordered to return control of the Bank and its assets, liabilities and operations to the Bank’s board of directors and, indirectly, the Company. The OCC Litigation is in a preliminary stage. Copies of all filings in the OCC Litigation are available from the clerk of the Court.

As of the date of this press release, the Company and the Bank are awaiting the production of additional information from the OCC with regard to the OTS’s administrative record in support of the OTS’s January 21, 2011 appointment of the FDIC as receiver for the administration of the Bank (the “Administrative Record”). Pursuant to the Court’s order, all discovery relative to the Administrative Record is to be completed by March 7, 2012 and the parties are to propose a calendar for further motions before the Court on or before March 9, 2012 although either of these dates may be extended by action of the Court. The Company anticipates that the OCC will file a motion for summary judgment against the Bank seeking dismissal of the OCC Litigation. The Bank intends to file a motion for summary judgment in its favor against the OCC. The Company cannot predict the outcome of the OCC Litigation with any degree of accuracy.

The Filing Subsidiaries include Matrix Bancorp Trading, Inc. whose sole asset is the ownership of Matrix Funding Corp. (“Matrix”). Matrix’s principal asset is a real estate development community consisting of approximately 69 acres of land which includes 127 fully-platted single family lots, 102 preliminary platted single family lots, one parcel supporting 160 to 200 higher density multi-family units and a small commercial parcel located in Fort Lupton, Colorado and known as “Coyote Creek.” The Coyote Creek property is only partially improved for real estate development and material dollar amounts will have to be expended to improve roads, utilities and other items prior to the time that any developer could commence any multi-family or single-family residential development. Matrix has owned its interest in Coyote Creek since 1995. Matrix has joined the Company in the Bankruptcy Filing and the Company expects to petition the Bankruptcy Court for leave to sell Coyote Creek to an unrelated third party for the best available price sometime in 2012 under Section 363 of the Bankruptcy Code. Any proceeds received in such sale, if completed, will be added to the Company’s bankruptcy estate and will be subject to the jurisdiction of the Bankruptcy Court under the Bankruptcy Code. Given the current condition of the United States real estate markets in general and the Denver, Colorado real estate market in particular, the Company is unable to express any estimate of the value of the real estate held by Matrix in Coyote Creek.

As of the Bankruptcy Filing date, the Company owned and controlled the Non-Filing Entities, none of which had any material assets or operations. While the Non-Material Subsidiaries are not parties to the Bankruptcy Filing, they are not expected to have any future operations or assets nor are they expected to materially contribute to the Company’s plan of reorganization, if any.

The Company’s ability to successfully prosecute a restructuring of its obligations and to emerge in any form from the Bankruptcy is subject to many factors, the majority of which are beyond the Company’s control. These factors include, the agreement of the Company’s creditors and equity holders to support any plan of reorganization proposed by the Company, the approval of the Bankruptcy Court of any plan of reorganization, the ability of the Company to attract additional capital as part of any plan of reorganization to allow it to pursue the OCC Litigation and other factors.

The Company will be filing monthly operating reports with the Bankruptcy Court. The Company has not filed quarterly or annual reports (“SEC Reports”) with the Securities and Exchange Commission (the “SEC”) since the filing of the Company’s report on SEC Form 10-Q for the six months ending June 30, 2010. The Company does not have the ability to file any such SEC Reports since it does not have access to the books and records of its most significant subsidiary, United Western Bank and, as a result, the Company is unable to prepare any meaningful financial reports in accordance with generally accepted accounting principles. The Company does not expect to file any SEC Reports other than reports on SEC Form 8-K in the foreseeable future.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward–looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or business trends, and other information that are not historical information. When used in this report on Form 8–K, including the exhibit attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward–looking statements. All forward–looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10–K under Item 1A of Part 1, in the Company’s most recent quarterly report on Form 10–Q under Item 1A of Part II and those described in filings made by the Company with the U.S. Bankruptcy Court for the District of Colorado and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity, or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to realize sufficient proceeds from the sale of assets within our plan, the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued litigation against the Office of the Comptroller of the Currency with regard to what the Company has alleged was the arbitrary and capricious seizure of United Western Bank on January 21, 2011 by the Federal Deposit Insurance Corporation upon the recommendation of the Office of Thrift Supervision, the Company’s former federal regulator, the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with suppliers and service providers, or to retain key executives, managers and employees. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8–K, and the date of the exhibit attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

CONTACT:
United Western Bancorp, Inc.
Theodore J. Abariotes, 720-932-4216
Chief Restructuring Officer
tabariotes@uwbancorp.com